Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Regis Corporation of our report dated November 25, 2009 relating to the consolidated financial statements of Provalliance SAS at December 31, 2008 and for the year then ended, which appears in Regis Corporation’s Annual Report on Form 10-K for the year ended June 30, 2010, as amended by Amendment No. 1 on Form 10-K/A to the Annual Report.

/s/ PricewaterhouseCoopers Audit

PricewaterhouseCoopers Audit

November 10, 2010

Paris France

Christian Perrier

Partner